As filed with the Securities and Exchange Commission on August 2, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KNIGHT-RIDDER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	38-0723657
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

50 West San Fernando St. San Jose, CA	95113-2413
(Address of Principal Executive Offices)	(Zip Code)

Employee Equity Incentive Plan

(Full Title of the Plan)

Gordon Yamate, Esq.

Vice President and

General Counsel

50 West San Fernando St.

San Jose, CA 95113-2413

(Name and Address of Agent For Service)

(408) 938-7700

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Barbara M. Lange, Esq.

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, CA 94105

(415) 773-5700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.02 1/12 per share (3)	2,200,000 shares	$62.19	$136,818,000	$16,104

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of common stock (hereinafter, the “Common Stock”) of the registrant which become issuable under the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $62.19 per share, the average of the high and low price of the Common Stock on the New York Stock Exchange on August 1, 2005.
(3)	Includes preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement is being filed in a accordance with General Instruction E to Form S-8 for the purpose of increasing the number of securities of the same class as other securities for which a registration statement of Knight-Ridder, Inc. (the “Company”) relating to the Employee Equity Incentive Plan (formerly known as the Knight-Ridder, Inc. Employee Option Plan) is effective. The Company’s Form S-8 Registration Statements Nos. 333-89016, 333-68171 and 333-80163 are hereby incorporated by reference.

PART II - INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference to this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2004;

(b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 26, 2004; and

(c)	The description of the Company’s Common Stock and Preferred Stock Purchase Rights contained in the Company’s registration statements, including any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities offered hereby has been passed on for the Company by Gordon Yamate. Mr. Yamate is Vice President and General Counsel of the Company and, at August 2, 2005, beneficially owned 124,945 shares of the Company’s Common Stock, including 115,000 shares subject to stock options that are exercisable on August 2, 2005 or become exercisable within 60 days of August 2, 2005.

Item 8. Exhibits

Exhibit Number	Name
5.1	Opinion of Gordon Yamate, Esq.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gordon Yamate, Esq. (included in Exhibit 5.1).

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 31st of July, 2005.

KNIGHT-RIDDER, INC.

By:	/s/ Mary Jean Connors
Mary Jean Connors
Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ P. ANTHONY RIDDER	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 31, 2005
P. Anthony Ridder

/s/ STEVEN B. ROSSI	Senior Vice President/Finance and Chief Financial Officer (Principal Financial Officer)	July 31, 2005
Steven B. Rossi

/s/ GARY R. EFFREN	Vice President/Finance (Principal Accounting Officer)	July 31, 2005
Gary R. Effren

/s/ MARK A. ERNST	Director	July 31, 2005
Mark A. Ernst

/s/ KATHLEEN FOLEY FELDSTEIN	Director	July 31, 2005
Kathleen Foley Feldstein

/s/ THOMAS P. GERRITY	Director	July 31, 2005
Thomas P. Gerrity

/s/ RONALD D. MCCRAY	Director	July 31, 2005
Ronald D. McCray

/s/ PATRICIA MITCHELL	Director	July 31, 2005
Patricia Mitchell

/s/ M. KENNETH OSHMAN	Director	July 31, 2005
M. Kenneth Oshman

/s/ VASANT PRABHU	Director	July 31, 2005
Vasant Prabhu

/s/ GONZALO F. VALDES-FAULI	Director	July 31, 2005
Gonzalo F. Valdes-Fauli

/s/ JOHN WARNOCK	Director	July 31, 2005
John Warnock

EXHIBIT INDEX

Exhibit Number	Name
5.1	Opinion of Gordon Yamate, Esq.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gordon Yamate, Esq. (included in Exhibit 5.1).